EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER










                                  BY AND AMONG

                            EXECUTIVE TELECARD, LTD.,

                          EXTEL MERGER SUB NO. 1, INC.,

                             IDX INTERNATIONAL, INC.

                                       AND

                     STOCKHOLDERS OF IDX INTERNATIONAL, INC.





















                           DATED AS OF JUNE ____, 1998


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

     AGREEMENT AND PLAN OF MERGER..............................................1

     ARTICLE I.  THE MERGER ...................................................1
     SECTION 1.1. The Merger...................................................1
     SECTION 1.2. Effective Time...............................................1
     SECTION 1.3. Effect of the Merger.........................................2
     SECTION 1.4. Articles of Incorporation; Bylaws............................2
     SECTION 1.5. Directors and Officers.......................................2
     SECTION 1.6. Closing .....................................................2
     SECTION 1.7. Subsequent Actions...........................................3
     SECTION 1.8. Tax Treatment of the Merger..................................3

     ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF
                     CERTIFICATES..............................................3
     SECTION 2.1. Conversion of Securities.....................................3
     SECTION 2.2. Exchange of Certificates.....................................5
     SECTION 2.3. Stock Transfer Books.........................................5
     SECTION 2.4. Satisfaction of Indebtedness.................................5

     ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE STOCKHOLDERS..............................6
     SECTION 3.1. Organization and Qualification; Subsidiaries.................6
     SECTION 3.2. Articles of Incorporation and Bylaws.........................6
     SECTION 3.3. Capitalization...............................................7
     SECTION 3.4. Authority ...................................................7
     SECTION 3.5. No Conflict; Required Filings and Consents...................8
     SECTION 3.6. Financial Statements.........................................8
     SECTION 3.7. Accounts Receivable..........................................9
     SECTION 3.8. Absence of Certain Changes or Events.........................9
     SECTION 3.9. Ownership and Condition of the Assets........................9
     SECTION 3.10. Leases ....................................................10
     SECTION 3.11. Other Agreements...........................................11
     SECTION 3.12. Real Property..............................................11
     SECTION 3.13. Environmental Matters......................................12
     SECTION 3.14. Litigation ................................................13
     SECTION 3.15. Compliance with Laws; Licenses and Permits.................13
     SECTION 3.16. Intellectual Property......................................13
     SECTION 3.17  Taxes .....................................................15
     SECTION 3.18. Employment Matters.........................................17



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                                                                           Page
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     SECTION 3.19. Transactions with Related Parties.........................18
     SECTION 3.20. Insurance ................................................19
     SECTION 3.21. Net Working Capital.......................................19
     SECTION 3.22. Brokers ..................................................19
     SECTION 3.23. Disclosure ...............................................19
     SECTION 3.24. Additional Representations................................19

     ARTICLE IV  ADDITIONAL REPRESENTATIONS AND
                     WARRANTIES OF THE STOCKHOLDERS..........................19
     SECTION 4.1. Title to Company Stock.....................................20
     SECTION 4.2. Authority and Capacity.....................................20
     SECTION 4.3. Absence of Violation.......................................20
     SECTION 4.4. Restrictions and Consents..................................21
     SECTION 4.5. Binding Obligation.........................................21
     SECTION 4.6. No Registration Under the Securities Act...................21
     SECTION 4.7. Acquisition for Investment.................................21
     SECTION 4.8. Evaluation of Merits and Risks of Investment...............22

     ARTICLE V  REPRESENTATIONS AND WARRANTIES OF
                     ACQUIROR................................................22
     SECTION 5.1. Organization and Qualification.............................22
     SECTION 5.2. Certificate of Incorporation and Bylaws....................22
     SECTION 5.3. Capitalization.............................................23
     SECTION 5.4. Authority .................................................23
     SECTION 5.5. No Conflict; Required Filings and Consents.................23
     SECTION 5.6. Financial Statements.......................................24
     SECTION 5.7. Absence of Certain Changes or Events.......................24
     SECTION 5.8. Agreements ................................................24
     SECTION 5.9. Litigation ................................................25
     SECTION 5.10. Taxes and Assessments.....................................25
     SECTION 5.11. Brokers ..................................................25
     SECTION 5.12. Disclosure ...............................................25

     ARTICLE VI.   REPRESENTATIONS AND WARRANTIES OF
                     MERGER SUB......................................... ....26
     SECTION 6.1. Organization and Qualification.............................26
     SECTION 6.2. Certificate of Incorporation and Bylaws....................26
     SECTION 6.3. Authority..................................................26
     SECTION 6.4. No Conflict; Required Filings and Consents.................27
     SECTION 6.5. Disclosure.................................................27



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                                                                          Page
                                                                          ----

     ARTICLE VII  COVENANTS...................................................27
     SECTION 7.1. Affirmative Covenants of the Company........................27
     SECTION 7.2. Negative Covenants of the Company...........................28

     ARTICLE VIII.  ADDITIONAL AGREEMENTS.....................................30
     SECTION 8.1. Consents and Approvals; Filings and Notices.................30
     SECTION 8.2. Access and Information......................................31
     SECTION 8.3. Confidentiality.............................................31
     SECTION 8.4. Further Action; Reasonable Best Efforts.....................32
     SECTION 8.5. Public Announcements........................................32
     SECTION 8.6. No Solicitation.............................................32
     SECTION 8.7. Stock Merger Listing........................................32
     SECTION 8.8. Blue Sky ...................................................33
     SECTION 8.9. Preparation of any Required Proxy Statement;
                    Stockholder Meeting.......................................33
     SECTION 8.10. Registration of Stock......................................33
     SECTION 8.11.  Directors of Acquiror and the Surviving Corporation.......34
     SECTION 8.12.  Cancellation of Options; Acquiror Options.................34
     SECTION 8.13.  Appointment of Representative; Authority..................35
     SECTION 8.14.  Employee Matters..........................................36
     SECTION 8.15.  Second Bridge Loan........................................36
     SECTION 8.16.  Share Transfer............................................36

     ARTICLE IX.  CLOSING CONDITIONS..........................................37
     SECTION 9.1. Additional Conditions to Obligations of Acquiror
                     and Merger Sub...........................................37
     SECTION 9.2. Additional Conditions to Obligations of the
                      Company and the Stockholders............................39

     ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.............................41
     SECTION 10.1. Termination ...............................................41
     SECTION 10.2. Effect of Termination......................................42
     SECTION 10.3. Amendment .................................................42
     SECTION 10.4. Waiver ....................................................42

     ARTICLE XI  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES.......43
     SECTION 11.1. Survival of Representations................................43
     SECTION 11.2. Agreement of Stockholders to Indemnify.....................43
     SECTION 11.3. Agreement of Acquiror to Indemnify.........................44
     SECTION 11.4. Conditions of Indemnification..............................44
     SECTION 11.5. No Recourse Against the Company............................46
     SECTION 11.6. Remedies Cumulative........................................46



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                                                                            Page
                                                                            ----

     ARTICLE XII  GENERAL PROVISIONS..........................................47
     SECTION 12.1. Notices ...................................................47
     SECTION 12.2. Certain Definitions........................................47
     SECTION 12.3. Headings ..................................................49
     SECTION 12.4. Severability...............................................49
     SECTION 12.5. Entire Agreement...........................................49
     SECTION 12.6. Specific Performance.......................................49
     SECTION 12.7. Assignment ................................................50
     SECTION 12.8. Third Party Beneficiaries..................................50
     SECTION 12.9. Governing Law..............................................50
     SECTION 12.10. Counterparts..............................................50
     SECTION 12.11. Fees and Expenses.........................................50

     Exhibit A  Form of Certificate of Designations for the Acquiror Convertible
                Preferred Stock
     Exhibit B  Form of Warrant
     Exhibit C  Employment Agreement









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                                                                           PAGE
                                                                           ----

                                    SCHEDULES
                                    ---------

     The following is a list of schedules that have been omitted, the Company undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.

         Schedule 2.1      Conversion of Securities
         Schedule 3.1      Subsidiaries.
         Schedule 3.3(a).  Capitalization.
         Schedule 3.3(b)   Indebtedness
         Schedule 3.3(c)   Outstanding Shares
         Schedule 3.5.     No Conflict; Required Filings and Consents.
         Schedule 3.9(a)   Ownership and Condition of the Assets.
         Schedule 3.9(b)   Company Technology
         Schedule 3.10.    Leases.
         Schedule 3.11.    Other Agreements.
         Schedule 3.12.    Real Property.
         Schedule 3.13.    Environmental Matters.
         Schedule 3.16.    Intellectual Property.
         Schedule 3.17(a)  Company Taxes
         Schedule 3.17(b)  Company Liability
         Schedule 3.17(c)  Company Tax Litigation
         Schedule 3.17(e)  Company Federal Tax
         Schedule 3.18     Company Employment Matters.
         Schedule 3.19.    Transactions with Related Parties.
         Schedule 3.21     Net Working Capital
         Schedule 3.22.    Brokers.
         Schedule 3.24.    Additional Representations.
         Schedule 5.3.     Capitalization.
         Schedule 5.5.     No Conflict; Required Filings and Consents.
         Schedule 5.7.     Absence of Certain Changes or Events.
         Schedule 5.8.     Agreements.
         Schedule 5.9.     Litigation.
         Schedule 5.10.    Acquiror Taxes and Assessments.
         Schedule 5.12.    Brokers.
         Schedule 6.4.     No Conflict; Required Filings and Consents.
         Schedule 7.2      Negative Covenants of the Company
         Schedule 8.12(b)  Cancellation of Options; Acquiror Options.
         Schedule 11.2     Certain Individuals



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                             Index of Defined Terms
                             ----------------------

                                                                     Section
                                                                     -------

Acquiror..........................................................   PREAMBLE
Acquiror Balance Sheet Date.......................................   5.6
Acquiror Common Stock.............................................   2.1(a)
Acquiror Convertible Preferred Stock..............................   2.1(a)
Acquiror Indemnified Persons......................................   11.2
Acquiror Material Adverse Effect..................................   12.2(c)
Acquiror Material Contracts.......................................   5.8
Acquiror Rights Plan..............................................   2.1(f)
Acquiror Warrants.................................................   2.1(a)
affiliate.........................................................   12.2(a)
Agreement.........................................................   PREAMBLE
Articles of Merger................................................   1.2
Assets............................................................   12.2(b)
Balance Sheet Date................................................   3.6
Business Plan.....................................................   3.9(b)
Closing...........................................................   1.6
Closing Date......................................................   1.6
Closing Indebtedness..............................................   2.4
Code..............................................................   1.8
Company...........................................................   PREAMBLE
Company Common Stock..............................................   2.1(a)
Company Confidential Information..................................   3.16(g)
Company Material Adverse Effect...................................   12.2(d)
Company Preferred Stock...........................................   2.1(a)
Company Stock.....................................................   2.1(a)
Company Technology................................................   3.9(b)
control, controlled by, under common control with.................   12.2(e)
Effective Time....................................................   1.2
Encumbrances......................................................   12.2(f)
Environmental Laws................................................   3.13(d)(i)
FCC Application...................................................   8.1(b)
Government Entity.................................................   12.2(g)
Hazardous Materials...............................................   3.13(d)(ii)
Indemnified Party.................................................   11.4(a)
Indemnifying Party................................................   11.4(a)
Intellectual Property.............................................   3.16(a)
Laws..............................................................   12.2(h)
Losses............................................................   12.2(i)
Merger............................................................   1.1
Merger Sub........................................................   PREAMBLE




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person............................................................. 12.2(j)
Proxy Statement.................................................... 8.1
Purchase Price..................................................... 2.1(a)
Real Property...................................................... 3.12
Resale Registration Statement...................................... 8.10
Securities Act    ................................................. 8.1
Stockholders....................................................... PREAMBLE
subsidiary......................................................... 12.2(k)
Surviving Corporation.............................................. 1.1
Taxes.............................................................. 3.17
Third Party Claim.................................................. 12.2(l)
Third Party Intellectual Property Rights........................... 3.16(b)
Virginia Law....................................................... PREAMBLE














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


                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this ___ day of June, 1998, by and among EXECUTIVE TELECARD, LTD., a Delaware corporation ("Acquiror"), EXTEL MERGER SUB NO. 1, INC., a Virginia corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), IDX INTERNATIONAL, INC., a Virginia corporation (the "Company"), and the stockholders of the Company executing this Agreement on the signature pages below (the "Stockholders").

                  WHEREAS, the parties hereto wish to provide that, upon the terms and subject to the conditions of this Agreement and in accordance with the Virginia Stock Corporation Act ("Virginia Law"), the Company will merge with and into Merger Sub.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1.      THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Virginia Law, at the Effective Time (as defined in Section 1.2) the Company shall be merged with and into Merger Sub (the "Merger"). As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and a wholly-owned subsidiary of Acquiror. The name of the Surviving Corporation shall be IDX International, Inc.

         SECTION 1.2.      EFFECTIVE TIME.

                  At the Closing (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger"), with the Virginia State Corporation Commission in such form as required by, and executed in accordance with the relevant provisions of, Virginia Law, and in such form as approved by the Company and Acquiror prior to such filing (the date and time of the filing of the Articles of Merger or such subsequent date or time specified therein being the "Effective Time").

         SECTION 1.3.      EFFECT OF THE MERGER.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Virginia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4.      ARTICLES OF INCORPORATION; BYLAWS.

                  At the Effective Time, (a) the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Articles of Merger, shall be the articles of incorporation of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

         SECTION 1.5.      DIRECTORS AND OFFICERS.

                  The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing), including as one of the directors Mr. Hsin Yen or Mr. Richard Chiang, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.6.      CLOSING.

                  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.7.      SUBSEQUENT ACTIONS.

                  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or


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


confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.8.      TAX TREATMENT OF THE MERGER.

                  For federal income tax purposes, the parties shall use reasonable efforts to qualify the Merger as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1.      CONVERSION OF SECURITIES.

                  At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

                  (a) Company Stock. All of the shares of common stock, no par value ("Company Common Stock"), and all of the shares of preferred stock, no par value, of the Company ("Company Preferred Stock", and together with Company Common Stock, "Company Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares described in Section 2.1(c)), shall be converted into and exchanged for, in the aggregate, the right to receive (i) 500,000 shares of Series B Convertible Preferred Stock, par value $.0001 per share, of Acquiror ("Acquiror Convertible Preferred Stock"), and Warrants ("Acquiror Warrants") to purchase 2,500,000 shares of Common Stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock"), with the terms and conditions referred to in Section 2.1(b), plus (ii) the amount of FIVE MILLION DOLLARS ($5,000,000) in cash, decreased by the amount of the Closing Indebtedness (as defined in Section 2.4) and any other amounts to be deducted from the cash portion of the Purchase Price as provided herein, including
Section 12.11 hereof (the net amount determined pursuant to this clause, including both stock and cash portions, being referred to as the ("Purchase
Price")).  The Purchase Price shall be allocated  among the



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Stockholders   in  the   proportions  set  forth  opposite  the  names  of  such
Stockholders in the column on Schedule 2.1 entitled "Purchase Price Payable at Closing" (the "Stockholder Percentages"), with the cash portion being paid by check or wire transfer of immediately available funds to an account specified by the Representative (as defined below) in written instructions to Acquiror at least three (3) business days prior to the Closing Date. All such shares of Company Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the shares of Acquiror Convertible Preferred Stock, Acquiror Warrants and cash pursuant to this Section 2.1(a) and the cash payable in lieu of fractional shares pursuant to Section 2.1(e). The holders of certificates previously evidencing such shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided herein or by law. Each such certificate shall be exchanged for certificates evidencing the appropriate number of shares of Acquiror Convertible Preferred Stock, Acquiror Warrants to purchase the appropriate number of shares of Acquiror Common Stock and the appropriate cash amount as set forth on Schedule 2.1 upon the surrender of such certificate as provided in
Section 2.2.

                  (b) Terms of Acquiror Convertible Preferred Stock and Acquiror Warrants. The terms of the Acquiror Convertible Preferred Stock shall be as set forth in the proposed Certificates of Designations for the Acquiror Convertible Preferred Stock, a copy of which is attached as Exhibit A hereto, which terms include various adjustments through adjustments to the conversion price of the Acquiror Convertible Preferred Stock. The Acquiror Warrants shall be as set forth in Exhibit B hereto, which terms include various adjustments through adjustments to the exercise price of the Acquiror Warrants.

                  (c) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no
Acquiror Convertible Preferred Stock, Acquiror Warrants, cash or other consideration shall be delivered or deliverable in exchange therefor.

                  (d) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (e) Rights. Pursuant to the Acquiror's Rights Agreement dated as of February 18, 1997, and amended as of October 1, 1997, between Acquiror and American Stock Transfer & Trust Company, as Rights Agent (the "Acquiror Rights Plan"), the issuance of each share of Acquiror Common Stock upon conversion of one or more shares of Acquiror Convertible Preferred Stock or upon exercise of Acquiror Warrants shall be accompanied by the associated right under the Acquiror Rights Plan.

         SECTION 2.2.      EXCHANGE OF CERTIFICATES.

                  At the Closing, the Stockholders shall deliver to Acquiror certificates evidencing all of the outstanding shares of Company Stock as of the Effective Time duly endorsed in blank or with duly executed stock powers attached. In exchange therefor, Acquiror shall deliver to the Stockholders (by delivery to the Representative) at Closing certificates evidencing the shares of Acquiror Convertible Preferred Stock issuable pursuant to Section 2.1(a), the Acquiror Warrants evidencing the right to purchase shares of Acquiror Common Stock and cash in the amounts payable pursuant to Section 2.1(a) and payable in lieu of fractional shares pursuant to Section 2.1(e).

         SECTION 2.3.      STOCK TRANSFER BOOKS.

                  At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company.

         SECTION 2.4.      SATISFACTION OF INDEBTEDNESS.

                  Immediately prior to the Effective Time, Acquiror shall cause to be paid (i) all principal and accrued interest outstanding under any debt to stockholders ("Stockholder Debt") and (ii) all principal and accrued interest outstanding under the Loan Agreement dated as of May ___,1998 between Acquiror and the Company and the Promissory Note of the Company in favor of Acquiror of the same date ("Bridge Loan Debt"). The sum of (x) the Stockholder Debt and (y) the difference (but not less than zero) between (A) the Bridge Loan Debt and (B)
(I) the net proceeds of the sale of 2,800 shares of IDX Belgium, N.V. common capital stock to parties unaffiliated with the Company (which proceeds shall include cash proceeds received and accounts or notes receivable generated from such sale(s) of all or any portion of such shares), plus (II) the net collectible accounts receivable of the Company (on a consolidated basis) as of the Closing Date, net of accounts payable of the Company (on a consolidated basis) as of the Closing Date (all as determined in accordance with generally accepted accounting principles consistenly applied), less (III) all accrued but unpaid dividends as of the Closing Date, is referred to herein collectively as the "Closing Indebtedness". Any principal and interest outstanding under the Second Bridge Loan (as defined in Section 8.15) shall not constitute Closing Indebtedness for purposes of this Agreement. Payment of Closing

Indebtedness owed to any creditor other than Acquiror shall be made in accordance with a written payoff letter from the holder of the Closing Indebtedness in a form reasonably acceptable to Acquiror.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                  STOCKHOLDERS

                  The Company and the Stockholders hereby jointly and severally represent and warrant to Acquiror and Merger Sub as follows:

         SECTION 3.1.      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the requisite power and authority to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

                  The Company has no subsidiaries or any equity or similar interest in any entity other than those listed in Schedule 3.1 ("Subsidiaries"), which schedule also lists the direct and indirect equity interests of the Company in such Subsidiaries and how each such interest is held. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has the requisite power and authority to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted and as proposed to be conducted. Each Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

         SECTION 3.2.      ARTICLES OF INCORPORATION AND BYLAWS.

                  The Company has heretofore delivered to Acquiror a complete and correct copy of the articles of incorporation and the bylaws of the Company and each Subsidiary, each as amended to date. Such articles of incorporation and bylaws are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its articles of incorporation or bylaws or other organizational or governing document.

         SECTION 3.3.      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 43,423 shares of Company Common Stock, of which 21,750 shares are issued and outstanding (and of which 12,912 shares are reserved for issuance upon conversion of Company Preferred Stock), and 12,912 shares of Company Preferred Stock, of which 9,091 shares of Series A Preferred Stock and 3,821 shares of Series B Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Company Stock are owned beneficially and of record by the Stockholders, free and clear of all Encumbrances. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company, other than the Company Stock Options referred to in Section 8.12, a full and complete list of which is attached as Schedule 3.3(a), all of which will be fully released prior to the Effective Time in the manner set forth in Section 8.12. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights. No shares of capital stock of the Company have been reserved for any purpose.

                  (b) Except as set forth in Schedule 3.3(b), the Company has no outstanding indebtedness for borrowed money and all such indebtedness is prepayable in full, without premium or penalty, in accordance with its terms.

                  (c) Except as set forth in Schedule 3.3(c), with respect to each Subsidiary, all of the outstanding shares of capital stock or other equity of such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. With respect to each Subsidiary that is a partnership, all of the partnership interests owned by the Company, and with respect to each Subsidiary that is a corporation, all of the outstanding shares of capital stock owned by the Company, are owned by the Company free and clear of all Encumbrances.

         SECTION 3.4.      AUTHORITY.

                  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 3.5, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of the Company or any Subsidiary, (ii) conflict with or violate any Law applicable to the Company or the Assets or any Subsidiary, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of the Assets is subject.

                  (b) Except as set forth in Schedule 3.5, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Virginia Law.

         SECTION 3.6.      FINANCIAL STATEMENTS.

                  The Company has prepared and furnished to Acquiror (a) the audited consolidated balance sheet of the Company and the Subsidiaries as of the end of the fiscal year ending December 31, 1997, and the audited consolidated statement of income and cash flows for such fiscal year and (b) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of April 30, 1998, and the unaudited consolidated statement of income and cash flows for the three months then ended. The financial statements referred to in this Section
3.6 and the financial statements of the Company and the Subsidiaries provided to Acquiror pursuant to this Agreement (the "Financial Statements") present fairly, in all material respects, the financial condition of the Company and the Subsidiaries as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except that such unaudited statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the unaudited consolidated balance sheet of the Company and the Subsidiaries as of April 30, 1998 (the "Balance Sheet Date"), the Company and the Subsidiaries have no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Balance Sheet Date that would not have a Company Material Adverse Effect.

         SECTION 3.7.      ACCOUNTS RECEIVABLE.

                  The accounts receivable of the Company and the Subsidiaries shown on the balance sheets described in Section 3.6 and the consolidated balance sheets of the Company provided to Acquiror pursuant to this Agreement, or thereafter acquired by the Company and the Subsidiaries, including those used for purposes of the calculation in Section 2.4 have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such balance sheets.

         SECTION 3.8.      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since  the  Balance  Sheet  Date,  there  has been no  Company
Material Adverse Effect. Since the Balance Sheet Date, both the Company and the Subsidiaries have conducted its business in the ordinary course, and the Company and the Subsidiaries have not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) incurred loss of, or significant injury to, any of the Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (e) sold, exchanged, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, or canceled any debts or claims; (f) written down the value of any Assets or written off as uncollectible any Accounts Receivable, except write downs and write offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (g) entered into any transactions other than in the ordinary course of business; (h) made any change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing.

         SECTION 3.9.      OWNERSHIP AND CONDITION OF THE ASSETS.

                  (a) The Company (together with the Subsidiaries) is the sole and exclusive legal and equitable owner of and has good and marketable title to the Assets and, except as set forth in Schedule 3.9(a), such Assets are free and clear of all Encumbrances. No person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Assets. All of the personal property of the Company and the Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used. All inventory of the Company and the Subsidiaries consists of items which are good and merchantable and of a quality and quantity presently usable and salable in the ordinary course of business.

                  (b) Schedule 3.9(b) lists all hardware, computer software, know-how (and the manner in which such know-how is memorialized) and other technology (collectively, the "Company Technology") which the Company or a Subsidiary owns or licenses and the nature of the Company's or the Subsidiary's rights in each item of Company Technology. Except as expressly described on
Schedule 3.9(b), the Company Technology is presently capable of enabling the Company and the Subsidiaries to conduct the business operations reflected in the Company's revenue and EBITDA projections dated April 16, 1998, a copy of which has been provided to Acquiror (the "Business Plan"), without modification or further design or development of the Company Technology or acquisition of any additional products, services or technology. Schedule 3.9(b) also describes the technology design and development that is currently ongoing or planned for 1998. Except as described on such schedule, the Company Technology operates in accordance with the product literature and Business Plan provided to Acquiror, and the Company is not aware of any significant limitations or operational deficiencies to which the Company Technology is subject.

         SECTION 3.10.     LEASES.

                  Schedule 3.10 lists and briefly describes all leases and other agreements under which the Company or any Subsidiary is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or any Subsidiary is held, operated or managed by a third party. The Company or a Subsidiary is the owner and holder of all leasehold estates purported to be granted to the Company or such Subsidiary by the leases described in Schedule 3.10 and the Company or a Subsidiary is the owner of all equipment, machinery and other Assets thereon or in buildings and structures thereon, in each case free and clear of all Encumbrances. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company and the Subsidiaries have performed in all material respects all obligations thereunder required to be performed by the Company or any Subsidiary to date. No party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         SECTION 3.11.     OTHER AGREEMENTS.

                  Schedule 3.11 lists all agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, and the Company has delivered to Acquiror true and correct copies of all such agreements. Each such agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company and the Subsidiaries have in all material respects performed all the obligations thereunder required to be performed by the Company or such Subsidiaries to date. No party is in default in any material respect under any of the agreements described in Schedule 3.11, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         SECTION 3.12.     REAL PROPERTY.

                  Schedule 3.12 contains a list and brief description of all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company or any Subsidiary (collectively, the "Real Property"). The Real Property described in Schedule 3.12 constitutes all real property interests necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted. The Company is not aware of any easement or other real property interest, other than those described in Schedule 3.12, that is required, or that has been asserted by a Government Entity or other person to be required, to conduct the business and operations of the Company. The Company has delivered to Acquiror true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (i) is in good condition and repair consistent with its present use, (ii) is available to the Company and the Subsidiaries for immediate use in the conduct of the Company's and the Subsidiaries' business and operations, and (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any Government Entity having jurisdiction.

         SECTION 3.13.     ENVIRONMENTAL MATTERS.

                  (a) The Company and the Subsidiaries have complied in all material respects and is in material compliance with all Environmental Laws (as defined below). There are no pending or, to the knowledge of the Company or the Stockholders, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other person arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property; (iv) any facility operations or procedures of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities involving Hazardous Materials.

                  (b) The Company and the Subsidiaries have been duly issued, and currently has and will maintain through the Effective Time, all permits, licenses, certificates and approvals required to be maintained by the Company or any Subsidiary under any Environmental Law with respect to the use or ownership of the Real Property by the Company or such Subsidiaries. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in Schedule 3.13. Except in accordance with such permits, licenses, certificates and approvals, there has been no discharge of any Hazardous Materials or any other material regulated by such permits, licenses, certificates or approvals.

                  (c) To the knowledge of the Company and the Stockholders, none of the Real Property contains any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

                  (d) As used herein, these terms shall have the following meanings:

                      (i) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                      (ii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

         SECTION 3.14.     LITIGATION.

                  There is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of the Company and the Stockholders, threatened against or involving the Company, the Assets or any Subsidiary or the business and operations of the Company or any Subsidiary, at law or in equity, or before or by any court, arbitrator or Government Entity. Neither the Company nor any Subsidiary is operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 3.15.     COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

                  The Company and the Subsidiaries have complied and are in compliance with all laws, ordinances, regulations, awards, orders, judgments, decrees and injunctions applicable to the Company, the Assets and the Subsidiaries and the Company's and the Subsidiaries' business and operations, including all federal, state and local laws, ordinances, regulations and orders pertaining to employment or labor, safety, health, environmental protection, zoning and other matters. The Company and the Subsidiaries have obtained and hold all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all governmental authorities necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted and as proposed to be conducted and to own, use and maintain the Assets.

         SECTION 3.16.     INTELLECTUAL PROPERTY.

                  (a) The Company and each Subsidiary owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or marketed in its business as presently conducted and as proposed to be conducted or included or proposed to be included in its products or proposed products.

                  (b)  Schedule  3.16  lists  all (i)  patents,  registered  and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any product of the Company or any Subsidiary.

                  (c) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or any Subsidiary, any trade secret material to the Company or any Subsidiary, or any Intellectual Property right of any third party to the extent licensed by or through the Company or any Subsidiary, by any third party, including any employee or former employee of the Company or any Subsidiary. Except as set forth in Schedule 3.16, neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. Except as set forth in
Schedule 3.16, there are no royalties, fees or other payments payable by the Company or any Subsidiary to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (d) Neither the Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of it obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                  (e) Neither the Company nor any Subsidiary (i) has been served with process, or is aware that any person is intending to serve process on the Company or any Subsidiary, in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and
(ii)  has not  brought  any  action,  suit or  proceeding  for  infringement  of
Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The business of the Company and the Subsidiaries as presently conducted and as proposed to be conducted, and the Company's and the Subsidiaries' products or proposed products do not infringe any patent, trademark, service mark, copyright, trade secret or other propriety right of any third party.

                  (f) All officers, employees and consultants of the Company and the Subsidiaries have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any Intellectual Property arising from services performed for the Company or any Subsidiary by such persons, copies of which have been provided to Acquiror.

                  (g) The Company and each Subsidiary has, to the extent it deemed necessary and appropriate, obtained or entered into written agreements with third parties in connection with the disclosure to, or use or appropriation by, third parties, of trade secret or proprietary Intellectual Property owned by the Company or any Subsidiary and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Company Confidential Information"), and does not know of any situation involving such third party use, disclosure or appropriation of Company Confidential Information where the lack of such a written agreement is likely to result in any Company Material Adverse Effect.

         SECTION 3.17      TAXES.

                  (a) Except as set forth in Schedule 3.17(a), the Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all the Company Tax Returns required to be filed by the Company on or before the Closing Date with respect to all applicable Taxes, and no penalties or other charges are or will become due with respect to any of the Company Tax Returns as the result of the late filing thereof. All of the Company Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Except as set forth in
Schedule 3.17(a), the Company: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Company Tax Returns; or
(ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                  (b) Except as set forth in Schedule 3.17(b), the Company does not have, nor will the Company have on the Closing Date, either in its own right (including Taxes resulting from the Company having been (or ceasing to be) included in any affiliated, consolidated, combined or unitary Tax Return) or as a transferee, any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements.

                  (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Stockholder, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Stockholder, threatened. Except as set forth in Schedule 3.17(c), the Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. Except as set forth in Schedule 3.17(c), there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

                  (d) The Company has furnished to Buyer true and complete copies of all the Company Tax Returns for the past five (5) years and all written communications relating to any such Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

                  (e) Schedule 3.17(e) sets forth (i) all federal tax elections that currently are in effect with respect to the Company and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to have a material effect on the Company or any of its Assets or operations after the Closing. Schedule 3.17(e) sets forth all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Company within the past five (5) years.

                  (f) The Company (i) is not and within the past five (5) years has not been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has not executed or filed with the

Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is not subject to Section 999 of the Code; (iv) is not a passive foreign investment company as defined in Section 1296(a) of the Code; (v) is not and has not been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code; and (vi) is not a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

                  (g) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

                  (h) As used herein, the term "Taxes" shall mean all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, VAT, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration, fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  (i) As used herein, the term "Company Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

         SECTION 3.18.     EMPLOYMENT MATTERS.

                  (a) Neither the Company nor any Employee Benefit Plan (as such term is defined in ERISA) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary has or has had the obligation to contribute in respect of any employees if the Company or any Subsidiary is in violation of any provisions of Law; no reportable event, within the meaning of ERISA, ss. 4043(c)(1), (2), (3), (5), (6), (7) or (10), has occurred and is continuing with respect to any such Employee Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. No Employee Benefit Plan maintained by the Company or any Subsidiary is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code.

                  (b) There are no collective bargaining agreements applicable to any employees of the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company. There are no strikes, work stoppages, grievance proceedings, union organization efforts or other material controversies pending, or, to the Company's and the Stockholder's knowledge, threatened between the Company or any Subsidiary and (i) any current or former employees of the Company or any Subsidiary or (ii) any union or other collective bargaining unit representing such employees.

                  (c) Schedule 3.18 contains a true and complete list of names, positions and rates of compensation of all directors, officers and employees of the Company and each Subsidiary, showing each such person's name, position, and annual remuneration, bonuses (except bonuses which have not been determined for the current fiscal year) and fringe benefits for the current fiscal year and the most recently completed fiscal year. With respect to any persons employed by the Company or any Subsidiary, the Company and each Subsidiary is in compliance with all Laws respecting employment conditions and practices, has withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d) With respect to any persons employed by the Company or any Subsidiary, (i) neither the Company or any Subsidiary has engaged in any unfair labor practice within the meaning of the National Labor Relations Act or has violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of the Company and the Stockholders, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any Subsidiary before any Government Entity nor, to the knowledge of the Company and the Stockholders, does any basis therefor exist.

         SECTION 3.19.     TRANSACTIONS WITH RELATED PARTIES.

                  Except as set forth in Schedule 3.19, neither any present or former officer, director, stockholder or person known by the Company or the Stockholders to be an affiliate of the Company, nor any person known by the Company or the Stockholders to be an affiliate of any such person, is currently a party to any transaction or agreement with the Company, including, without limitation, any agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or affiliate.

         SECTION 3.20.     INSURANCE.

                  The Company has made available to Acquiror copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Company or any Subsidiary. All such policies: (a) are in full force and effect; (b) are sufficient for compliance by the Company and each Subsidiary with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company or any Subsidiary is a party; (c) are valid, outstanding, and enforceable policies; and (d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Assets and the business and operations of the Company and the Subsidiaries.

         SECTION 3.21.     NET WORKING CAPITAL.

                  The net working capital of the Company as of the Closing Date shall not be less than the amount set forth on Schedule 3.21.

         SECTION 3.22.     BROKERS.

                  Except as set forth on Schedule 3.23, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or the Stockholders.

         SECTION 3.23.     DISCLOSURE.

                  No representations or warranties by the Company or the Stockholders in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company or the Stockholders to Acquiror pursuant to the provisions of this Agreement
(taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 3.24.     ADDITIONAL REPRESENTATIONS.

                  The representations and warranties set forth on Schedule 3.24 are true, complete and correct.

                                   ARTICLE IV

                ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
                                  STOCKHOLDERS

                  In addition to the representations and warranties made by the Stockholders in Article III hereof, each of the Stockholders hereby represents and warrants to Acquiror and Merger Sub as follows:

         SECTION 4.1.      TITLE TO COMPANY STOCK.

                  Such Stockholder is and as of the Effective Time will be the sole legal, beneficial and record owner of the number of shares of Company Stock set forth opposite the name of such Stockholder in Schedule I. Since the date of issuance or sale of such shares of Company Stock to such Stockholder, there has been no event, or action taken (or failure to take action) by or against such Stockholder, which has resulted or might result in the creation of any Encumbrance on such shares. Such Stockholder has and as of the Effective Time such Stockholder will have good, valid and marketable title to the number of shares of Company Stock so set forth in Schedule I, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws, with full right and lawful authority to sell and transfer the shares to Acquiror pursuant to this Agreement. Immediately following the Effective Time Acquiror will acquire good, valid and marketable title thereto, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws.

         SECTION 4.2.      AUTHORITY AND CAPACITY.

                  Such Stockholder has full legal right, capacity, power and authority to execute and deliver this Agreement and all other documents, instruments, certificates and agreements executed or to be executed by such Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         SECTION 4.3.      ABSENCE OF VIOLATION.

                  The execution, delivery and performance by such Stockholder of this Agreement and all other documents, instruments, certificates and agreements contemplated hereby to which such Stockholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to such Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which such Stockholder is a party.

         SECTION 4.4.      RESTRICTIONS AND CONSENTS.

                  There are no agreements, Laws or other restrictions of any kind to which such Stockholder is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement by such Stockholder.

         SECTION 4.5.      BINDING OBLIGATION.

                  This Agreement constitutes, and each document, instrument, certificate and agreement to be executed by such Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 4.6.      NO REGISTRATION UNDER THE SECURITIES ACT.

                  Such  Stockholder  understands  that the  shares  of  Acquiror
Convertible Preferred Stock and Acquiror Warrants to be issued to such Stockholder under this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act or interpretations thereof, and neither such shares of Acquiror Convertible Preferred Stock or Acquiror Warrants, nor the Acquiror Common Stock issuable upon conversion or exercise thereof, can be offered for sale, sold or otherwise transferred unless such shares (the Warrants by their terms are not transferable) are so registered or qualify for exemption from registration under the Securities Act.

         SECTION 4.7.      ACQUISITION FOR INVESTMENT.

                  The shares of Acquiror Convertible Preferred Stock and Acquiror Warrants to be issued to such Stockholder under this Agreement, and the Acquiror Common Stock issuable upon conversion or exercise thereof, are being (or will be) acquired by such Stockholder in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such shares will not be offered for sale, sold or otherwise transferred by such Stockholder without either registration or exemption from registration under the Securities Act (the Warrants by their terms are not transferable).

         SECTION 4.8.      EVALUATION OF MERITS AND RISKS OF INVESTMENT.

                  Such Stockholder has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the Stockholder's investment in the shares of Acquiror Convertible Preferred Stock and Acquiror Warrants to be acquired hereunder and the Acquiror Common Stock issuable upon conversion or exercise thereof. Such Stockholder understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities Act). Each of the Stockholders is an "accredited investor", as that term is defined in Regulation D promulgated under the Securities Act. Such Stockholder confirms that Acquiror has made available to such Stockholder and its representatives and agents the opportunity to ask questions of the officers and management employees of Acquiror about the business and financial condition of Acquiror as such Stockholder or its representatives have requested.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants to the Company and the Stockholders as follows:

         SECTION 5.1.      ORGANIZATION AND QUALIFICATION.

                  Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

         SECTION 5.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Acquiror has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 5.3.      CAPITALIZATION.

                  The authorized capital stock of Acquiror consists of: (i) one hundred million (100,000,000) shares of Acquiror Common Stock of which seventeen million three hundred forty-six thousand seven hundred sixty-six (17,346,766) shares are issued and outstanding; and (ii) five million (5,000,000) shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. Except as set forth in Schedule 5.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 5.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

         SECTION 5.4.      AUTHORITY.

                  Except for the Acquiror Stockholder Approval (as defined below), the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company and the Stockholders, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 5.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) conflict with or violate any Law applicable to Acquiror or its assets and properties, or (iii) result in any breach of or constitute a default under any Acquiror Material Contracts (as defined below).

                  (b) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Virginia Law.

         SECTION 5.6.      FINANCIAL STATEMENTS.

                  The audited balance sheet of Acquiror as of the end of the fiscal year ending March 31, 1998, and the audited statement of income and cash flows for such fiscal year, when prepared and promptly delivered to the Company and the Stockholders, will present fairly, in all material respects, the financial condition of Acquiror as of the respective dates and the results of operations and cash flows for the respective periods indicated and will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Except as will be reflected in the audited balance sheet of Acquiror as of March 31, 1998 (the "Acquiror Balance Sheet
Date"), Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Acquiror Balance Sheet Date that would not have an Acquiror Material Adverse Effect.

         SECTION 5.7.      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as set forth in Schedule 5.7, since March 31, 1998, Acquiror has not incurred any material liability, except in the ordinary course of its business consistent with its past practices, and Acquiror has conducted its business in the ordinary course consistent with its past practices. Except as set forth in Schedule 5.7, since March 31, 1998, there has not been any change in the business, condition (financial or otherwise) or results of operations of Acquiror, including any transaction, commitment, dispute, damage, destruction or loss, whether or not covered by insurance, or other event of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had, or is reasonably likely to have, an Acquiror Material Adverse Effect.

         SECTION 5.8.      AGREEMENTS.

                  Except as set forth in Schedule 5.8, all existing agreements that are or will be required to be filed as an exhibit to reports filed by Acquiror with the Securities and Exchange Commission (the "SEC") (collectively, the "Acquiror Material Contracts") are valid and in full force and effect on the date hereof, and Acquiror has not (and has no knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any

Acquiror Material Contract, except for defaults which would not reasonably be expected to have an Acquiror Material Adverse Effect.

         SECTION 5.9.      LITIGATION.

                  Except as set forth in Schedule 5.9, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of Acquiror, threatened against or involving Acquiror or the business and operations of Acquiror, at law or in equity, or before or by any court, arbitrator or Government Entity. Acquiror is not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 5.10.     TAXES AND ASSESSMENTS.

                  Except as set forth in Schedule 5.10, Acquiror has (i) duly and timely paid all Taxes which have become due and payable by it; (ii) Acquiror has received no notice of, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity; and (iii) to Acquiror's knowledge, there are no audits pending and there are no outstanding agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.

         SECTION 5.11.     BROKERS.

                  Except as set forth on Schedule 5.12, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         SECTION 5.12.     DISCLOSURE.

                  No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI.

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

                  Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

         SECTION 6.1.      ORGANIZATION AND QUALIFICATION.

                  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 6.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 6.3.      AUTHORITY.

                  Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, the Stockholders and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 6.4.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 6.4, the execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law applicable to Merger Sub or its assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its properties or assets is subject.

                  (b) Except as set forth in Schedule 6.4, the execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Virginia Law.

         SECTION 6.5.      DISCLOSURE.

                  No representations or warranties by Merger Sub in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Merger Sub to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1.      AFFIRMATIVE COVENANTS OF THE COMPANY.

                  The Company and the Stockholders hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall (and shall cause its subsidiaries to) (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.

                  The Company shall notify Acquiror promptly of any material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary, including, without limitation, information (including, without limitation, copies of all documents relating thereto) concerning all claims instituted, threatened or asserted against or affecting the Company or any Subsidiary or its business or Assets at law or in equity, before or by any court or governmental authority. The Company also shall notify Acquiror promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a material omission from, or material breach of, any of the covenants, representations or warranties made by or on behalf of the Company or the Stockholders in this Agreement or the Disclosure Schedule. The Company and its Subsidiaries shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and shall supply to Acquiror such documents (financial or otherwise) with respect thereto as Acquiror shall reasonably request. The Company shall inform and discuss with Acquiror on a regular and ongoing basis the management of the business and Assets of the Company and its Subsidiaries, including, without limitation, (i) any significant new agreements or transactions proposed to be entered into, (ii) persons proposed to be employed or terminated by the Company or any Subsidiary outside of the ordinary course of business, and (iii) any other significant developments relating to the business or Assets of the Company or any Subsidiary.

         SECTION 7.2.      NEGATIVE COVENANTS OF THE COMPANY.

                  Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not (and shall cause its Subsidiaries not to), and the Stockholders shall cause the Company not to, do any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares or securities, or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than (i) capital expenditures in the ordinary course of business consistent with past practice and in amounts which are set forth and described in the Business Plan, a true and complete copy of which has been provided to Acquiror and (ii) capital costs described in
Schedule 7.2;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets except for dispositions of inventory in the ordinary course of business and consistent with past practice;

                  (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

                  (h) (i) change any of its methods of accounting in effect at January 1, 1998, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices;

                  (j) enter into or modify in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.11, or enter into any agreement, understanding, commitment or other arrangement (whether written or oral) with any affiliate or any officer, director, employee or agent thereof;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in
Article IX not being satisfied; or

                  (l) agree in writing or otherwise to do any of the foregoing.

                                  ARTICLE VIII.

                              ADDITIONAL AGREEMENTS

         SECTION 8.1.      CONSENTS AND APPROVALS; FILINGS AND NOTICES.

                  (a) The  Company  and the  Stockholders  shall use  reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by the Company or any Subsidiary in connection with the transactions contemplated hereunder, including, without limitation, all filings with, notices to and consents and approvals from Government Entities and other persons.

                  (b) As promptly as practicable after the execution and delivery of this Agreement, the Company and Acquiror shall prepare all appropriate applications for FCC consent, and such other documents as may be required, with respect to the transfer of control of the Company to Acquiror (collectively, the "FCC

Application"). As promptly as practicable thereafter, Acquiror shall deliver to the Company its completed portions of the FCC Application. As promptly as practicable, but not later than fifteen (15) calendar days after the date hereof, the Company and Acquiror shall jointly file, or cause to be filed, the FCC Application. Acquiror and the Company shall use their reasonable best efforts to prosecute the FCC Application in good faith and with due diligence in order to obtain such FCC consent as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective period of the granting of approval by the FCC of the FCC Application, and neither Acquiror nor the Company shall have terminated this Agreement, Acquiror and the Company shall jointly request one or more extensions of the effective period of such grant. No party hereto shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which action or failure to act would be to cause the FCC not to grant approval of the FCC Application. Acquiror and the Company shall each pay one-half (1/2) of any FCC fees that may be payable in connection with the filing or granting of approval of the FCC
Application. The Company shall pay any cost incurred in connection with complying with the FCC notice and advertisement requirements in connection with the transfer of control of the Company.

         SECTION 8.2.      ACCESS AND INFORMATION.

                  From the date hereof to the Effective Time, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing for the Merger and other representatives of Acquiror full and complete access during normal business hours to the properties, books, records, contracts, facilities, premises, and equipment relating to the Assets and the Company and its Subsidiaries (including without limitation, operating and financial information with respect to the Company and its Subsidiaries) as Acquiror may reasonably request. From the date hereof to the Effective Time, Acquiror's chief executive officer shall provide to the Company's chief executive officer on a regular basis up to date information on the status of Acquiror's financing for the Merger.

         SECTION 8.3.      CONFIDENTIALITY.

                  All proprietary or confidential documents and information received by Acquiror and the Company in connection with the transactions contemplated by this Agreement shall be subject to the existing non-disclosure agreement between Acquiror and the Company.

         SECTION 8.4.      FURTHER ACTION; REASONABLE BEST EFFORTS.

Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein.

         SECTION 8.5.      PUBLIC ANNOUNCEMENTS.

                  Each of the Stockholders, Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.

         SECTION 8.6.      NO SOLICITATION.

                  During the term of this Agreement, neither the Company, the Stockholders nor any of their affiliates or any person acting on behalf of such party shall (a) solicit or favorably respond to indications of interest from, or enter into negotiations with, any third party for any proposed merger, consolidation, sale or acquisition of the Company, the Assets or any capital stock of the Company or (b) furnish or cause to be furnished any nonpublic information concerning the Company to any person other than in the ordinary course of business or pursuant to applicable Law and after prior written notice to Acquiror.

         SECTION 8.7.      STOCK MERGER LISTING.

                  Acquiror shall use all reasonable efforts, at Acquiror's expense, to cause the shares of Acquiror Common Stock to be issued upon conversion of the Acquiror Convertible Preferred Stock or upon exercise of the Acquiror Warrants, respectively, to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the first date on which such shares of Acquiror Common Stock are issuable upon conversion of the Acquiror Convertible Preferred Stock or upon exercise of the Acquiror Warrants, respectively.

        SECTION 8.8.      BLUE SKY.

                  Acquiror shall use reasonable efforts, at Acquiror's expense, to obtain any necessary blue sky permits and approvals required to permit the distribution of the shares of the Acquiror Common Stock to be issued upon conversion of the Acquiror Convertible Preferred Stock or upon exercise of the Acquiror Warrants, respectively, to be issued in accordance with the provisions of this Agreement.

         SECTION 8.9. PREPARATION OF ANY REQUIRED PROXY STATEMENT; STOCKHOLDER MEETING.

                  (a) As soon as practicable following the Adjustment Date (as defined in the Certificate of Designations for the Acquiror Convertible Preferred Stock and in the form of Acquiror Warrant), the Acquiror shall, at Acquiror's expense, prepare and file with the SEC a proxy statement (as amended or supplemented from time to time, the "Proxy Statement") relating to an Acquiror stockholder meeting to obtain any required stockholder approval that may be necessary in connection with the potential issuance of Acquiror Common Stock upon the conversion of Acquiror Convertible Preferred Stock and exercise of the Acquiror Warrants (the "Acquiror Stockholder Approval"). Acquiror shall use all reasonable efforts to have the Proxy Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") as promptly as practicable after such filing. Acquiror will use all reasonable efforts to cause the Proxy Statement to be mailed to Acquiror's stockholders, as promptly as practicable after the Proxy Statement is declared effective under the Securities Act. Acquiror shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Acquiror Common Stock upon the conversion of Acquiror Convertible Preferred Stock and exercise of the Acquiror Warrants, and the Stockholders shall furnish all information concerning the Stockholders as may be reasonably requested in connection with any such action.

                  (b) Acquiror shall, as promptly as practicable after the Proxy Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders in accordance with the DGCL for the purpose of obtaining the Acquiror Stockholder Approval.

         SECTION 8.10.     REGISTRATION OF STOCK.

                  (a) Acquiror shall, following the Closing, take such action as is reasonably necessary to register the Acquiror Common Stock held by such Stockholders for public resale, including filing a registration statement with the SEC with respect to such Acquiror Common Stock within 60 days after the Closing

(a "Resale Registration Statement"), provided that Acquiror shall not be required to disclose in such Resale Registration Statement any material non-public information regarding Acquiror. Acquiror shall use its best efforts to have the Resale Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Acquiror shall maintain the effectiveness of the Resale Registration Statement until all Acquiror Common Stock registered pursuant to the Resale Registration Statement has been disposed of by the Stockholders or such Acquiror Common Stock is otherwise eligible for public resale under applicable securities laws.

                  (b) In the event that after one year from the Effective Time any portion of the Acquiror Common Stock issuable upon the conversion of Acquiror Convertible Preferred Stock or upon exercise of the Acquiror Warrants, respectively, is not eligible for public resale under applicable securities laws, Acquiror shall take such action necessary to register the Acquiror Common Stock held by such Stockholders for public resale, including filing a Resale Registration Statement with the SEC with respect to such Acquiror Common Stock within 60 days after the Closing, provided that Acquiror shall not be required to disclose in such Resale Registration Statement any material non-public information regarding Acquiror. Acquiror shall use its best efforts to have the Resale Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Acquiror shall maintain the effectiveness of the Resale Registration Statement until all Acquiror Common Stock registered pursuant to the Resale Registration Statement has been disposed of by the Stockholders or such Acquiror Common Stock is otherwise eligible for public resale under applicable securities laws.

         SECTION 8.11.  DIRECTORS OF ACQUIROR AND THE SURVIVING CORPORATION.

                  As soon as practicable following the Effective Time, the Board of Directors of Acquiror shall be expanded to include two additional directors, and Mr. Hsin Yen and Mr. Richard Chiang shall be appointed as directors of Acquiror. In addition, the directors of the Surviving Corporation shall include as one of the directors Mr. Hsin Yen or Mr. Richard Chiang for the period specified in Section 11.1(a).

         SECTION 8.12.  CANCELLATION OF OPTIONS; ACQUIROR OPTIONS.

                  (a) Effective as of the Closing Date, no stock options of the Company shall be outstanding ("Company Stock Options"). The Company shall not pay any cash or other property to holders of Company Stock Options without the approval of Acquiror, and to the extent any such amounts are paid an equal amount (or, in the case of consideration other than cash, the fair value thereof) shall be deducted from the cash portion of the Purchase Price.

                  (b) Various persons designated on Schedule 8.12(b) who are employed by or are consultants to the Company immediately prior to the Effective Time and who will be employed by or be consultants to the Company or Acquiror immediately following the Effective Time will receive grants of employee stock options by Acquiror in a manner generally consistent with each such employee's seniority, tenure, level of pay and expertise ("Acquiror Employee Stock Options") following the Effective Time, upon the grant thereof by the Board of Directors of Acquiror or the applicable committee thereof, in the amounts set forth on Schedule 8.12(b). The Acquiror Employee Stock Options shall be granted under Acquiror's employee stock option plan as then in effect pursuant to stock option agreements which have been adopted for the grants of options to Acquiror's employees generally. Schedule 8.12(b) will be agreed to by the parties and attached to this Agreement at the Closing.

         SECTION 8.13.  APPOINTMENT OF REPRESENTATIVE; AUTHORITY.

                  The Stockholders and each of them hereby appoint Jeffey Gee as the Representative and agree that the Representative shall have the authority, on behalf of each of the Stockholders, to:

                  (a) Enter into amendments designed to clarify the terms of this Agreement;

                  (b) Extend or otherwise reschedule the Closing Date;

                  (c) Undertake such other actions on behalf of the Stockholders as specifically require action of the Stockholders under the provisions of this Agreement;

                  (d) Receive amounts payable to any of the Stockholders, and give discharge and provide receipts with respect thereto;

                  (e) Execute and deliver any documents or agreements contemplated by this Agreement or necessary or desirable in connection with the transactions contemplated by this Agreement, and enter into amendments to clarify the terms of said documents and agreements;

                  (f)  Give  and  receive   notices,   instructions   and  other
communications under this Agreement and under any other documents contemplated hereunder; and

                  (g) Take such other action with respect to this Agreement and other Documents contemplated by this Agreement as the Representative may deem necessary or appropriate.

                  Each Stockholder shall immediately deliver to the Representative the stock certificates evidencing all shares of Company Stock to be sold by such Stockholder pursuant to this Agreement, together with duly executed blank stock powers, and hereby authorizes the Representative to deliver such certificates and stock powers in connection with the Closing under this Agreement. To further effect the foregoing, each Stockholder upon request of the Representative shall execute a power of attorney designating the Representative his attorney-in-fact for the purposes set forth in this Section. The Representative may resign by written notice to the Stockholders and, in such event, or upon the death or incapacity of the Representative, Michael Muntner shall become successor Representative.

         SECTION 8.14.  EMPLOYEE MATTERS.

                  Acquiror shall cause the Surviving Corporation to offer at-will employment following the Effective Time to each of the employees of the Company on substantially the same terms and conditions (including, without limitation, substantially the same title, duties, locations, salary compensation and benefits) as those enjoyed by such employees immediately prior to the Effective Time; provided, however, that nothing in this Section 8.14 shall limit or otherwise restrict the ability of Acquiror or the Surviving Corporation to terminate, lay off or reduce the work hours with respect to the employment of any such employees following their initial at-will employment following the Effective Time. To the extent permitted by applicable law, rule and regulation, and the terms of the applicable employee benefit plans, such employees shall become eligible in the ordinary course for inclusion in the employee benefit plans of Acquiror.

         SECTION 8.15.  SECOND BRIDGE LOAN.

                  If the Closing Date has not occurred on or prior to June 29, 1998 because the condition in Section 9.1(l) has not been satisfied, Acquiror shall extend to the Company a bridge loan in the amount of $500,000 (Second Bridge Loan) on the same terms and conditions as the Bridge Loan Debt (as defined in Section 2.4).

         SECTION 8.16.  SHARE TRANSFER.

                  The Stockholders acknowledge and agree that prior to entry into this Agreement, the Company had approved a plan for incentive compensation to various existing and former employees, consultants, and business partners of the Company. In fulfillment of commitments made under such plan, after Acquiror Common Stock is registered for public resale under Section 8.10(a) and 8.10(b), respectively ("Registration"), and the Acquiror Convertible Preferred Stock and the Acquiror Warrants have been converted into Acquiror Common Stock, respectively, the Representative shall transfer to certain existing and former employees, consultants and business partners of the Company (the "Bonus Recipients") the shares of Acquiror Common Stock received upon conversion of certain shares of Acquiror Preferred Stock and upon the exercise of Acquiror Warrants. The Stockholders agree that this transfer is an arrangement only among the Stockholders and that Acquiror shall not be obligated in any way to approve or enforce such arrangement. In any event, no Acquiror Preferred Stock or Acquiror Warrants shall be transferred to the Bonus Recipients, and no Acquiror Common Stock shall be transferred to the Bonus Recipients prior to Registration.

                                   ARTICLE IX.

                               CLOSING CONDITIONS

         SECTION 9.1. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND MERGER SUB.

                  The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, in writing by Acquiror and Merger Sub:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Stockholders made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company and a certificate of the Stockholders to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company and the Stockholders required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company and a certificate of the Stockholders or the Representative on behalf of the Stockholders to that effect.

                  (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

                  (d) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Acquiror or Merger Sub.

                  (e) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

                  (f) Required Consents. The Company shall have delivered to Acquiror at or before Closing all consents or notices necessary to be obtained or made by the Company in connection with the transactions contemplated by this Agreement.

                  (g) Noncompetition Agreement. The Stockholders shall have executed and delivered to Acquiror at or before Closing a noncompetition agreement in form and substance reasonably satisfactory to Acquiror providing, among other things, that the Stockholders shall not compete with the business of Acquiror or the Company for a period of three (3) years after the Effective Time.

                  (h) Employment Agreements. Messrs. Hsin Yen, Jeffey Gee and Rudy Mattheus shall each have executed and delivered to Acquiror at orbefore Closing an employment agreement in the form attached hereto as Exhibit C.

                  (i) Legal Opinions. Acquiror shall have received an opinion from Ralph R. Polachek, corporate counsel to the Company and the Stockholders, in form and substance reasonably satisfactory to Acquiror.

                  (j) Release of Company Stock Options. All of the Company Stock Options shall have been released in the manner referred to in Section 8.12(a).

                  (k) Other Closing Documents. The Stockholders and the Company shall have executed and/or delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request.

                  (l) Financing. Acquiror shall have raised at least $5,000,000 in financing on such terms as are reasonably satisfactory to Acquiror.

                  (m) Fairness Opinion. Acquiror shall have received a fairness opinion from an investment banker retained by the Board of Directors of Acquiror indicating that the terms of the Merger are fair to Acquiror and its stockholders from a financial point of view.

                  (n) FCC Approval. The FCC shall have granted by Final Order the FCC Application, without conditions, qualifications or other restrictions that are likely to have a Material Adverse Effect immediately after the Closing Date. As used in this Agreement, the term "Final Order" means an order, action or decision of a governmental entity that has not been reversed, stayed or enjoined and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing or reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or agency has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired.

                  (o) Intelisys. Intelisys, Inc. shall have executed and delivered to Acquiror at or before Closing an assignment agreement relating to assets held by Intelisys in form and substance reasonably satisfactory to Acquiror.

                  (p) Work Product Agreements. All employees of the Company and its subsidiaries shall have executed and delivered to the Company (and Acquiror shall have received copies thereof) Employer's Right in Work Product Agreements in form and substance reasonably satisfactory to Acquiror.

                  (q) IDX Singapore. Acquiror shall have received documents and information reasonably satisfactory to it that 100% of the stock of IDX Singapore PTE, Ltd. is being held in trust for and is beneficially the property of the Company.

          SECTION 9.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.

                  The obligations of the Company and the Stockholders to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following onditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, in writing by the Company and the Representative:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

                  (d) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by the Company or the Stockholders.

                  (e) Legal Opinions. The Company and the Stockholders shall have received an opinion from Hogan & Hartson L.L.P., corporate counsel to Acquiror, in form and substance reasonably satisfactory to the Company and the Stockholders.

                  (f) Other Closing Documents. Acquiror shall have executed and/or delivered to the Stockholders and the Company such additional documents, certificates, opinions and agreements as the Stockholders (or the Representative on behalf of the Stockholders) and the Company may reasonably request.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.1.     TERMINATION.

                  This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of Acquiror and the Company and the Representative;

                  (b) by Acquiror if the Company or the Stockholders shall have breached any of its or their representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 9.2 will not be satisfied;

                  (c) by the Company and the Representative if Acquiror or Merger Sub shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of the Company to close specified in Section 9.3, will not be satisfied;

                  (d) by either Acquiror or the Company and the Representative if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

                  (e) by either Acquiror or the Company and the Representative if the Effective Time has not occurred on or prior to December 31, 1998 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date or the inability of such condition to be satisfied;

                  (f) by Acquiror upon written notice to the Company and the Representative at any time (i) within thirty (30) days after the date of this Agreement if Acquiror in its sole and absolute discretion is not satisfied with the results of its due diligence investigation of the Company or the Assets, or
(ii) within
ninety (90) days after the date of this Agreement if Acquiror in its sole and absolute discretion is not satisfied with the results of its review of the Company's intellectual property rights in the Assets or the outcome of various telecommunications contingencies set forth in the Financial Statements; or

                  (g) by the Company and the Representative if Acquiror has not raised the $5,000,000 in financing necessary to pay the cash portion of the Purchase Price on or prior to August 31, 1998 (unless such date shall be extended by the mutual written consent of the parties).

         SECTION 10.2.     EFFECT OF TERMINATION.

                  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 8.3 and 12.11 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.

         SECTION 10.3.     AMENDMENT.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.


         SECTION 10.4.     WAIVER.

                  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                  ARTICLE XI

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         SECTION 11.1.     SURVIVAL OF REPRESENTATIONS.

                  All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein or pursuant hereto, shall be deemed made on and as of the Effective Time as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive the Effective Time and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of two (2) years after the Effective Time; (b) representations and warranties with respect to Taxes shall survive until the expiration of the applicable statute of limitations; (c) representations, warranties and covenants for matters relating to title to the capital stock of the Company and the Assets shall continue in full force and effect in perpetuity; and (d) the covenants and agreements in this Article XI and the covenants and agreements which by their terms survive the Effective Time shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         SECTION 11.2.     AGREEMENT OF STOCKHOLDERS TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article XI, each Stockholder hereby agrees to indemnify, defend and hold harmless Acquiror and its officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by the Acquiror Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by such Stockholder or the Company in this Agreement or in any document, certificate or agreement furnished by or on behalf of any such party pursuant to this Agreement, or any claims that any individual or entity, other than those individuals and entities named in Schedule 2.1 and Schedule 3.3 hereto, are, or have the right to be, shareholders of the Company, including, but not limited to, those individuals listed on Schedule 11.2 hereto. It shall be a condition to the right of any Acquiror Indemnified Person to indemnification pursuant to this Section that such Acquiror Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 11.1 hereof.

         SECTION 11.3.     AGREEMENT OF ACQUIROR TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article XI, Acquiror hereby agrees to indemnify, defend and hold harmless the Stockholders from and against and in respect of all Losses resulting from, imposed upon or incurred by the Stockholders, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by Acquiror or Merger Sub in this Agreement or in any document, certificate or agreement furnished by or on behalf of Acquiror or Merger Sub pursuant to this Agreement. It shall be a condition to the rights of the Stockholders to indemnification pursuant to this Section that such party shall assert a claim for such indemnification within the applicable survival periods set forth in Section 11.1 hereof.

         SECTION 11.4.     CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of the Stockholders and Acquiror hereunder with respect to their respective indemnities pursuant to this
Article XI, resulting from any Third Party Claim shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any Third Party Claim which is asserted against, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article XI, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 11.4(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

                  (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the

Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 11.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d) Anything in this Section 11.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.

                  (e) The indemnification of the Acquiror Indemnified Persons by the Stockholders for any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by the Company shall be joint and several; provided, however, that no Stockholder shall be liable for such indemnification in an amount in excess of the aggregate portion of the Purchase Price received by such Stockholder.

                  (f) In order to assure that the Stockholders retain assets sufficient to satisfy any claims for indemnification made by Acquiror Indemnified Persons, each Stockholder hereby agrees that, without the prior written consent of Acquiror, such Stockholder will not, during the period commencing as of the Effective Time and ending eighteen (18) months after the Effective Time, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, 20% of the shares of the Acquiror Convertible Preferred Stock (or any Acquiror Common Stock issuable upon the conversion of such Acquiror Convertible Preferred Stock) received by the Stockholder in connection with the Merger, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of 20% of the shares of Acquiror Convertible Preferred Stock (or any Acquiror Common Stock issuable upon the conversion of such Acquiror Convertible Preferred Stock) received by the Stockholder in connection with the Merger, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Acquiror Convertible Preferred Stock (or Acquiror Common Stock issuable upon the conversion of Acquiror Convertible Preferred Stock) or other securities, in cash or otherwise.

                  (g) Each claim for indemnification by Acquiror Indemnified Persons shall be satisfied (i) first, in shares of Acquiror Common Stock (assuming for this purpose the conversion to the extent necessary of Acquiror Convertible Preferred Stock into Acquiror Common Stock, whether or not then convertible, and the exercise of the Acquiror Warrants, whether or not then exercisable) received in connection with the Merger, where such shares are valued, for purposes of such indemnification, at the closing price of the Acquiror Common Stock on the day immediately preceding the date of such claim for indemnification, and (ii) second, if such shares then held by the Indemnifying Party or Parties responsible for such claim are not sufficient to satisfy a claim in full, in cash.

         SECTION 11.5.     NO RECOURSE AGAINST THE COMPANY.

                  The Stockholders hereby irrevocably waive any and all right to recourse against the Company with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions or covenants, given or made by the Stockholders or the Company in this Agreement or any document, certificate or agreement entered into or delivered pursuant hereto. The Stockholders shall not be entitled to contribution from, subrogation to or recovery against the Company with respect to any liability of the Stockholders or the Company that may arise under or pursuant to this Agreement or the transactions contemplated hereby.

         SECTION 11.6.     REMEDIES CUMULATIVE.

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

                                  ARTICLE XII

                               GENERAL PROVISIONS

         SECTION 12.1.     NOTICES.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Acquiror and Merger Sub:

                           Executive TeleCard, Ltd.
                           1720 South Bellaire
                           Denver, CO  80222
                           Telecopier No.:  303-691-1861
                           Attention:  Chairman

                  (b)      If to the Company and the Stockholders:

                           IDX International, Inc.
                           12015 Lee Jackson Highway
                           Fairfax, Virginia 22033
                           Telecopier No.:  703-385-9134
                           Attention: Hsin Yen

         SECTION 12.2.     CERTAIN DEFINITIONS.

              For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                  (b) "Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of the Company and the Subsidiaries.

                  (c) "Acquiror Material Adverse Effect" means any material adverse effect on the assets, business, financial condition or results of operations of Acquiror and its subsidiaries, taken as a whole.

                  (d) "Company Material Adverse Effect" means any material adverse effect on the Assets or on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole. In particular, any condition or event affecting or any effect on (in each case actual or reasonably anticipated) the Company Intellectual Property or Company Technology which could reasonably be expected to have a material adverse effect on the anticipated revenues from sale of the Company's and the Subsidiaries' present or proposed products or the timing thereof shall be deemed to be a Company Material Adverse Effect.

                  (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                  (f) "Encumbrances" means mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.

                  (g) "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  (h) "Laws" means all foreign, federal, state and local statues, laws, ordinances, regulations, rules, resolutions, orders, determinations, writes, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

                  (i) "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  (j) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group.

                  (k) "subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

                  (l) "Third Party Claim" means any claim or other assertion of liability by a third party.

         SECTION 12.3.     HEADINGS.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.4.     SEVERABILITY.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 12.5.     ENTIRE AGREEMENT.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, including, without limitation, the Letter of Intent entered into as of March 20, 1998 by the parties hereto and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 12.6.     SPECIFIC PERFORMANCE.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

         SECTION 12.7.     ASSIGNMENT.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Acquiror and Merger Sub shall have the right to assign this Agreement for collateral purposes without the prior written consent of the Company or the Stockholders. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 12.8.     THIRD PARTY BENEFICIARIES.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the Acquiror Indemnified Persons under Article XI hereof.

         SECTION 12.9.     GOVERNING LAW.

                  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 12.10.    COUNTERPARTS.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 12.11.    FEES AND EXPENSES.

                  Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. The expenses incurred in connection with the audit of the Company's financial statements as of December 31, 1997, which are estimated at $50,000, shall be borne as follows: the lesser of $20,000 or 40% of the amount shall be borne by Acquiror and the remainder shall be paid by the Company, in each case without any deduction from the cash portion of the Purchase Price. The expenses incurred in connection with the Resale Registration Statement referred to in

Section 8.10(a), which are estimated at $30,000, shall be paid by Acquiror, but $15,000 shall be deducted from the cash portion of the Purchase Price as the Stockholders' share of such cost. The expenses incurred in connection with the Resale Registration Statement referred to in Section 8.10(b) shall be paid by Acquiror without any deduction from the cash portion of the Purchase Price.

                  IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                                EXECUTIVE TELECARD, LTD.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                EXTEL MERGER SUB NO. 1, INC.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                IDX INTERNATIONAL, INC.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                STOCKHOLDERS

                                                ________________________________
                                                HILK International, Inc.

                                                ________________________________
                                                Chatwick Investments, Ltd.

                                                ________________________________
                                                Jeffey J. Gee

                                                ________________________________
                                                Yi-Shang Shen

                                                ________________________________
                                                Michael Muntner

                                                ________________________________
                                                Trylon Partners, Inc.


                                                 _______________________________

                                                Orville Greynolds

                                                ________________________________
                                                Teknos Communications, S.A.

                                                ________________________________
                                                Tenrich Holdings, Ltd.

                                                ________________________________
                                                Telecommunications Development
                                                Corporation.

                                                ________________________________
                                                Cheng Li-Yun Chang

                                                ________________________________
                                                Silicon Applications Corporation

                                                ________________________________
                                                Chih Hsian Chang

                                                ________________________________
                                                Ming Yang Chang

                                                ________________________________
                                                Kou Yuan Chen

                                                ________________________________
                                                Hao Li Lin

                                                ________________________________
                                                Tien Fu Jane

                                                ________________________________
                                                Chuang Su Chen

                                                ________________________________
                                                Flextech Holdings Ltd.

                                                                       EXHIBIT A

                          CERTIFICATE OF DESIGNATIONS,

                             RIGHTS AND PREFERENCES

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                            EXECUTIVE TELECARD, LTD.

                    _________________________________________
                             Pursuant to Section 151

                         of the General Corporation Law

                            of the State of Delaware
                    __________________________________________

                  The  undersigned  DOES HEREBY  CERTIFY  that,  pursuant to the authority  contained in Article IV of the Restated  Certificate of Incorporation

of Executive TeleCard, Ltd., a Delaware corporation (the "Corporation"),  and in accordance  with  Section  151 of the  General  Corporation  Law of the State of

Delaware,  the Board of Directors of the Corporation has authorized the creation of Series B  Convertible  Preferred  Stock having the  designations,  rights and preferences as are set forth in Exhibit A hereto and made a part hereof and that the  following  resolution  was duly  adopted by the Board of  Directors  of the

Corporation:

          RESOLVED, that a series of authorized Preferred Stock, par value $.001 per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as "Series B Convertible Preferred Stock;" that the number of shares constituting such series shall be, and it hereby is, 500,000; and that the designations, rights and preferences of the shares of such series are as set forth in Exhibit A attached hereto and made a part hereof.

          IN WITNESS  WHEREOF,  the Corporation has caused its corporate seal to be  hereunto  affixed and this  Certificate  to be signed by its  President  and attested to by its Secretary this ____ day of __________, 1998.

[SEAL]                                                  EXECUTIVE TELECARD, LTD.

ATTEST:

___________________________________                     By______________________

                                                        Its_____________________

                                                                       EXHIBIT A

                      SERIES B CONVERTIBLE PREFERRED STOCK

                  The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred"). Capitalized terms used herein are defined in
Section 6 below.

                  Section 1. Voting Rights.

                  Except as otherwise provided herein or as required by law, the Series B Preferred shall vote with the shares of the Common Stock of the Corporation (and each other class of stock so voting), and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series B Preferred shall be entitled to such number of votes as shall be equal to 25% of the number of shares of Common Stock into which such holder's aggregate number of shares of Series B Preferred are convertible pursuant to Section 5 below immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, rounded up to the nearest whole number; provided, however, that the Series B Preferred shall not have any voting rights in connection with a Shareholder Approval (as defined below).

                  Section 2. No Redemption.

                  Series B Preferred shall not be redeemable.

                  Section 3. Dividend Rights.

                  Except as otherwise provided herein or as required by law, holders of Series B Preferred shall be entitled to receive dividends only when and as declared by the Corporation's Board of Directors with respect to Series B Preferred, only out of funds that are legally available therefor and only in the event that the Corporation at the same time declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property). In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) on or prior to the Adjustment Date, other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  Section 4.  Liquidation Rights.

                  Upon any Liquidation, after the payment of the full liquidation preference of any series of preferred stock senior to the Series B Preferred, the holders of Series B Preferred shall be entitled to participate in distributions to holders of the Common Stock (along with each other class of stock with similar rights) such that the holders of Series B Preferred receive aggregate distributions equal to the amounts that such holders would have received if the Series B Preferred Stock had been converted into Common Stock immediately prior to such Liquidation.

                  Section 5. Conversion.

                  The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common Stock:

                  5A. Optional Conversion. At any time and from time to time after the issuance thereof, subject to and in compliance with the provisions of this Section 5, any shares of Series B Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock (provided, that if the Adjustment Date has occurred but the Determination Date has not occurred, the Corporation may postpone any conversion of Series B Preferred until the Determination Date, but then shall take appropriate steps to put each holder of Series B Preferred who exercised such holder's right to convert Series B Preferred shares prior to the Determination Date in the same economic position as if such conversion had occurred on the date of exercise and the Common Stock received upon such conversion held until the Determination Date). The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 5B) by the number of shares of Series B Preferred being converted.

                  5B. Series B Conversion Rate.

                  (i) Conversion Rate Formula. The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the product of (i) five (5), multiplied by (ii) the quotient obtained by dividing $8.00 by the applicable "Series B Market Factor"
(determined as provided in Section 5B(ii)); provided, however, that the Conversion Rate shall not exceed

______ unless and until the Shareholder Approval (as defined below) has been obtained.

                  (ii) Series B Market Factor. The Series B Market Factor shall mean the following: (A) if the Market Price is less than or equal to $3.33-1/3 as of the Adjustment Date, the Series B Market Factor shall equal $3.33-1/3; (B) if the Market Price is greater than $3.33-1/3 but less than $8.00 as of the Adjustment Date, the Series B Market Factor shall equal the Market Price; and
(C) if the Market Price is greater than or equal to $8.00 as of the Adjustment Date, the Series B Market Factor shall equal $8.00; provided, however, that notwithstanding clauses (A), (B) and (C) of this Section 5B(ii), if Series B Preferred is converted prior to the Adjustment Date (whether by the holder or automatically pursuant to Section 5F(i)), or if the Target Achievement Percentage (as defined in the Side Letter) equals zero (0), the Series B Market Factor shall equal $8.00.

                  (iii) Adjustment. The Series B Conversion Rate shall be subject to adjustment pursuant to Section 5C.

                  5C. Adjustment for Stock Splits and Combinations, Common Stock Dividends and Distributions. If the Corporation shall at any time or from time to time after the date of the initial issuance of Series B Preferred (the "Original Series B Issue Date") effect a subdivision of the outstanding Common Stock, the Series B Conversion Rate in effect immediately before that subdivision shall be proportionately increased. Conversely, if the Corporation shall at any time or from time to time after the Original Series B Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Rate in effect immediately before the combination shall be proportionately decreased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  If the Corporation at any time or from time to time after the Original Series B Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Rate that is then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Rate then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B

Conversion Rate shall be adjusted pursuant to this Section 5C to reflect the actual payment of such dividend or distribution.

                  5D. Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Series B Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after such transaction to the end that the provisions of this Section 5 (including adjustment of the Series B Conversion Rate then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable. In the case of any reorganization, merger or consolidation in which the Corporation is not the surviving entity, the Corporation shall not consummate the transaction unless the entity surviving such transaction assumes all of the Corporation's obligations hereunder.

                  If at any time or from time to time after the Original Series B Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section
5), in any such event each holder of Series B Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                  5E. Notices.

                  (i) Immediately upon any adjustment of the Series B Conversion Rate other than as contemplated in Section 5B, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                   (ii) Upon (A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any reorganization, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Liquidation, the Corporation shall mail to each holder of Series B Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger or Liquidation is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger or Liquidation.

                  5F. Automatic Conversion. Each share of Series B Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B Conversion Rate, on the earliest to occur of (i) the first date as of which the Market Price is $8.00 or more for any 15 consecutive trading days during any period in which Series B Preferred is outstanding and
(ii) the date that is 30 days after the later of the Determination Date and the date any required Shareholder Approval is received.

                  5G. Mechanics of Conversion.

                  (i) Optional Conversion. Each holder of Series B Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a certificate representing any Series B Preferred shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series B Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5F, the outstanding shares of Series B Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series B Preferred at the office of the Corporation or any transfer agent for the Series B Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series B Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

                  5H. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion. Notwithstanding the foregoing, in the event that any holder converts shares of Series B Preferred ten times within any one year period, the Corporation shall not be obligated to pay any cash amount for fractional shares upon any subsequent conversion(s) by such holder during such year, but may withhold the fractional share(s) and aggregate such fractional share(s) with any additional fractional share(s) issuable to such holder during such year, and pay the cash (if any) required by this section for any fractional shares remaining after such aggregation at the end of such year.

                  5I. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series B Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  5J. Payment of Taxes. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred so converted were registered.

                  Section 6.  Definitions.

                  "Adjustment Date" means the date that is 12 months after the date of the closing of the merger of a wholly-owned subsidiary of the Corporation into IDX pursuant to the Merger Agreement.

                  "Closing Price" of each share of Common Stock or other security means the composite closing price of the sales of the Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

                  "Common Stock" means, collectively, the Corporation's common stock, par value $.001 per share; and if there is a change such that the securities issuable upon conversion of Series B Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean the shares of the security issuable upon conversion of Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Corporation"  means  Executive  TeleCard,   Ltd.  a  Delaware
corporation.

                  "Determination  Date" means the date (following the Adjustment
Date) on which the Corporation has determined the Series B Conversion Rate as of the Adjustment Date and mailed written notice thereof to each holder of record of Series B Preferred.

                  "IDX" means IDX International, Inc., a Virginia corporation.

                  "Liquidation" means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, however, that neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation.

                  "Market Price" means (i) if the Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the period of 15 consecutive trading days consisting of the day as of which the Market Price is being determined and the 14 consecutive trading days prior to such day (the "Pricing Period"), the Closing Price of the Common Stock averaged over the 15 consecutive trading constituting the Pricing Period, or (ii) if the Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Common Stock determined by agreement between the Corporation and the holders of a majority of the outstanding Series B Preferred or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Common Stock as determined by an independent appraiser selected by the Corporation (which appraiser may be the Corporation's investment banker, and the fees and expenses of such appraiser shall be borne by the Corporation), which determination shall be final and binding upon the Corporation and the holders of the outstanding Series B Preferred.

                  "Merger Agreement" means the Agreement and Plan of Merger dated as of ___________, 1998 by and among the Corporation, IDX and the stockholders of IDX.

                  "Series  B  Preferred"  means  the   Corporation's   Series  B
Convertible Preferred Stock, par value $.001 per share.

                 "Shareholder Approval" means any approval of stockholders of the Corporation which may be required, in the reasonable determination of the Corporation upon advice of its counsel, under the rules or regulations of the Nasdaq Stock Market, as in effect at the applicable time, with respect to the issuance of 20% or more of the Common Stock in connection with the acquisition of IDX.

                  "Side Letter" means the side letter, dated as of ___________, 1998 by and among the Corporation, IDX and stockholders of IDX, which sets forth the procedure for calculating the Target Achievement Percentage.

                  Section 7. Amendment and Waiver.

                  No amendment, modification or waiver of any of the terms or provisions of the Series B Preferred shall be binding or effective without the prior approval (by vote or written consent) of the holders of a majority of the Series B Preferred then outstanding. Any amendment, modification or waiver of any of the terms or provisions of the Series B Preferred with such approval, whether prospective or retroactively effective, shall be binding upon all holders of Series B Preferred.

                  Section 8. Registration of Transfer.

                  The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series B Preferred shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series B Preferred shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

                  Section 9. Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series B Preferred shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               Section 10. Notices.

                  Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed effectively given:
(i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed (i) if to the Corporation, to its principal executive offices, and (ii) if to stockholders, to each holder of record at the address of such holder appearing on the books of the Corporation.

                                                                       EXHIBIT B

                             RESTRICTION ON TRANSFER

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND CANNOT BE RESOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                     WARRANT
                      To purchase shares of Common Stock of
                            Executive TeleCard, Ltd.

                 1. Grant of Warrant. This is to certify that, for value received, ____________________________ (the "Holder") is entitled to purchase, subject to and in compliance with the provisions of this Warrant, from Executive TeleCard, Ltd., a Delaware corporation ("EXTEL"), an aggregate of ___________ shares (the "Initial Number") [THE INITIAL NUMBERS WILL ADD UP TO 2,500,000 SHARES] of Common Stock (as defined below) of EXTEL, as the Initial Number will be adjusted following the Adjustment Date (as defined below), at a purchase price per share equal to $.001 (the "Exercise Price"). The Initial Number, as adjusted, and the Exercise Price are subject to further adjustment as provided below.

                  2. Term. This Warrant may be exercised, subject to and in compliance with the provisions of this Warrant, in whole or in part at any time or from time to time during the period commencing on the later of the Adjustment Date (provided, that if the Determination Date (as defined below) has not occurred by the time the Holder seeks to exercise this Warrant, EXTEL may postpone any exercise until the Determination Date, but then shall take appropriate steps to put the Holder in the same economic position as if the Common Stock issuable upon exercise of this Warrant had been issued on the date of attempted exercise and such Common Stock held until the Determination Date) and the date Shareholder Approval is received, and ending on the date that is 30 days after the later of the Determination Date and the date Shareholder Approval is received.

                  3.       Adjustments.

                  (i) Determination Date Adjustment Formula. On the Determination Date, the Initial Number shall be multiplied by (i) the quotient obtained by dividing $8.00 by the applicable "Market Factor" (determined as provided below), multiplied by (ii) the applicable "Target Achievement Percentage"

(as defined in the Side Letter). The Initial Number, as so adjusted, is referred to herein as the "Adjusted Number."

                  (ii) Market Factor. The Market Factor shall mean the following: (A) if the Market Price is less than or equal to $3.33-1/3 as of the Adjustment Date, the Market Factor shall equal $3.33-1/3; (B) if the Market Price is greater than $3.33-1/3 but less than $8.00 as of the Adjustment Date, the Market Factor shall equal the Market Price; and (C) if the Market Price is greater than or equal to $8.00 as of the Adjustment Date, the Market Factor shall equal $8.00; provided, however, that notwithstanding clauses (A), (B) and
(C) of this Section 3(ii), if the Market Price (which, as defined below, is an average of the Closing Prices over a period of 15 consecutive trading days) equals $8.00 or more at any time prior to the Adjustment Date, the Market Factor shall equal $8.00.

                  (iii) Adjustment for Stock Splits and Combinations, Common Stock Dividends and Distributions. If EXTEL shall at any time or from time to time after the date of the initial issuance of this Warrant (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Adjusted Number in effect immediately before that subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased. Conversely, if EXTEL shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Adjusted Number in effect immediately before the combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any adjustment under this Section 3(iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  If EXTEL at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Adjusted Number in effect immediately before that issuance shall be proportionately increased and the Exercise Price shall be proportionately decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Adjusted Number then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and by multiplying the Exercise Price then in effect by the inverse of such fraction; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Adjusted Number and the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Adjusted Number and the Exercise Price shall be adjusted pursuant to this Section 3(iii) to reflect the actual payment of such dividend or distribution.

                  (iv)  Reorganizations,  Mergers or  Consolidations.  If at any
time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of EXTEL to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after such transaction to the end that the provisions of this Section 3 (including adjustment of the Adjusted Number and the Exercise Price then in effect) shall be applicable after that event and be as nearly equivalent as practicable. In the case of any reorganization, merger or consolidation in which EXTEL is not the surviving entity, EXTEL shall shall not consummate the transaction unless the entity surviving such transaction assumes all of EXTEL's obligations hereunder.

                  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 3), in any such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock for this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                  (v)      Notices.

                          (I)  Immediately  upon  determination  of the Adjusted
Number, and any further adjustment of the Adjusted Number and the Exercise Price, EXTEL shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                         (II)  Upon (A) any  taking  by EXTEL of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any reorganization, any reclassification or recapitalization of the capital stock of EXTEL, any merger or consolidation of EXTEL with or into any other corporation, or any Liquidation, EXTEL shall mail to the Holder at least twenty
(20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger or Liquidation is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger or Liquidation.

                  4.       Definitions.

                  "Adjustment Date" means the date that is 12 months after the date of the closing of the merger of a wholly-owned subsidiary of EXTEL into IDX pursuant to the Merger Agreement.

                  "Closing Price" of each share of Common Stock or other security means the composite closing price of the sales of the Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

                  "Common Stock" means, collectively, EXTEL's common stock, par value $.001 per share; and if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than EXTEL or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean the shares of the security issuable upon exercise of this Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Determination  Date" means the date (following the Adjustment
Date) on which EXTEL has determined the Adjusted Number as of the Adjustment Date and mailed written notice thereof to the Holder.

                  "IDX" means IDX International, Inc., a Virginia corporation.

                  "Liquidation" means the liquidation, dissolution or winding up of EXTEL, whether voluntary or involuntary; provided, however, that neither the consolidation or merger of EXTEL into or with any other entity or entities, nor the sale or transfer by EXTEL of all or any part of its assets, nor the reduction of the capital stock of EXTEL, shall be deemed to be a Liquidation.

                  "Market Price" means (i) if the Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the period of 15 consecutive trading days consisting of the day as of which the Market Price is being determined and the 14 consecutive trading days prior to such day (the "Pricing Period"), the Closing Price of the Common Stock averaged over the 15 consecutive trading constituting the Pricing Period, or (ii) if the Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Common Stock determined by agreement between EXTEL and the Holder or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Common Stock as determined by an independent appraiser selected by EXTEL (which appraiser may be EXTEL's investment banker, and the fees and expenses of such appraiser shall be borne by EXTEL), which determination shall be final and binding upon EXTEL and the Holder.

                  "Merger Agreement" means the Agreement and Plan of Merger dated as of ___________, 1998 by and among EXTEL, IDX and the stockholders of IDX.

                  "Shareholder Approval" means each approval of stockholders of EXTEL which may be required, in the reasonable determination of EXTEL upon advice of its counsel, under the rules or regulations of the Nasdaq Stock Market, as in effect at the applicable time, with respect to the issuance of 20% or more of the Common Stock in connection with the acquisition of IDX.

                  "Side Letter" means the side letter, dated as of ___________, 1998 by and among EXTEL, IDX and stockholders of IDX, which sets forth the Target Achievement Percentage.

                  5. Exercise Procedures. In order to exercise this Warrant, the Holder shall send a written notice of exercise to EXTEL on any business day at EXTEL's principal office, addressed to the attention of the Secretary of EXTEL, which notice shall specify the number of shares for which this Warrant is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which this Warrant is being exercised. Payment of the Exercise Price for the shares of EXTEL Common Stock purchased pursuant to the exercise of this Warrant shall be made either in cash, by certified check or by wire transfer. If the person or entity exercising this Warrant is not the Holder, such person or entity shall also deliver, with the notice of exercise, appropriate proof of the right of such person or entity to exercise this Warrant. An attempt to exercise this Warrant granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of this Warrant as provided for above, EXTEL shall deliver to the person exercising this Warrant a certificate or certificates for the shares of EXTEL Common Stock being purchased. In the event this Warrant is exercised in part only, EXTEL shall, upon surrender of this Warrant for cancellation, execute and deliver to the Holder a new Warrant of like tenor evidencing the right of the Holder to purchase the balance of the shares of EXTEL Common Stock subject to purchase hereunder. Such stock certificate or certificates shall be appropriately legended to the extent required by federal or state securities laws. All shares of EXTEL Common Stock issued upon exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable.

                  6. Transferability. This Warrant may not be transferred by the Holder in whole or in part without the prior written consent of EXTEL.

                  7. Reservation of Shares. EXTEL shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient to effect the full exercise of this Warrant. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then-outstanding shares of this Warrant, EXTEL will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  8. Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. All shares of Common Stock
(including fractions thereof) issuable upon more than one exercise of this Warrant by the Holder thereof shall be aggregated for purposes of determination whether the exercise would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, EXTEL shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of exercise. Notwithstanding the foregoing, in the event that the Holder seeks to make ten separate exercises of this Warrant ten times within any one year period, EXTEL shall not be obligated to pay any cash amount for fractional shares upon any subsequent exercise(s) by such holder during such year, but may withhold the fractional share(s) and aggregate such fractional share(s) with any additional fractional share(s) issuable to such holder during such year, and pay the cash (if any) required by this section for any fractional shares remaining after such aggregation at the end of such year.

                  9. General Restrictions. EXTEL shall not be required to issue any shares of EXTEL Common Stock under this Warrant prior to the obtaining of the Shareholder Approval or if the issuance of such shares would constitute a violation by EXTEL of any provision of any law or regulation of any governmental authority, including without limitation, compliance with the registration or qualification requirement of applicable federal and state securities laws or regulations. If at any time EXTEL shall determine, based upon a written opinion of securities counsel, that the registration or qualification of any shares subject to this Warrant under any applicable state or federal law is necessary as a condition of, or in connection with, the issuance of shares, this Warrant may not be exercised in whole or in part unless such registration or qualification shall have been effected or obtained free of any conditions not reasonably acceptable to EXTEL, and any delay caused thereby shall in no way affect the date of termination of this Warrant. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act"), unless a registration statement under the Securities Act is in effect with respect to the shares of EXTEL Common Stock covered by this Warrant, EXTEL shall not be required to issue such shares unless the Board of Directors of EXTEL has received evidence reasonably satisfactory to it that the holder of this Warrant may acquire such shares pursuant to an exemption from registration under the Securities Act. EXTEL's only obligation to register any securities covered hereby pursuant to the Securities Act is set forth in the Merger Agreement. As to any jurisdiction that expressly imposes the requirement that this Warrant shall not be exercisable unless and until the shares of EXTEL Common Stock covered by this Warrant are registered or are subject to an available exemption from registration, the exercise of this Warrant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                  10. Divisibility; Combination. This Warrant may, at the option of the Holder, without expense, be divided into or combined with other Warrants for EXTEL Common Stock which carry the same rights. Upon surrender of this Warrant and any such other Warrant to EXTEL together with a written notice signed by the Holder and specifying the denominations for not less than 1,000 shares of EXTEL Common Stock in which new Warrants are to be issued, EXTEL shall execute and deliver new Warrants, as requested entitling the Holder to purchase in the aggregate the same number of shares of EXTEL Common Stock purchasable hereunder and under any such other Warrants. The term "Warrant" as used herein includes any Warrant into which this Warrant may be divided or combined.

                  11. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent federal law may be applicable.

                  12. Payment of Taxes. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by EXTEL in connection with such exercise and the related issuance of shares of Common Stock.

                 IN WITNESS WHEREOF, EXTEL has caused this Warrant to be duly executed on the day and year set forth below.

DATED: -------------,1998

[SEAL]                                          EXECUTIVE TELECARD, LTD.

ATTEST:

                                                By
                                                  -----------------------------
                                                Its
                                                  -----------------------------

                                                                       EXHIBIT C





                                    [OMITTED]